Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO ANNOUNCES LAUNCH OF NEW CREDIT FACILITIES PROCESS

Provides Preliminary Third Quarter Operating Results

Third Quarter Results and Conference Call Scheduled for Thursday, November 3, 2016

CAMP HILL, PA (October 17, 2016) . . . Harsco Corporation (NYSE: HSC) (the “Company”) today announced that it is seeking to raise new senior secured credit facilities (the “New Credit Facilities”), comprising a $400 million revolving credit facility and a $550 million term loan B facility. Upon the closing of the New Credit Facilities, the Company intends to amend and extend its existing credit facilities, redeem its existing 5.75% Senior Notes due 2018 (the “Notes”) in accordance with the indenture governing such Notes and to pay related fees and expenses.

Goldman Sachs and Citigroup are acting as joint bookrunners and joint lead arrangers for the New Credit Facilities.

The consummation and actual terms of the New Credit Facilities are subject to a number of factors, including market conditions, negotiation and execution of definitive documents and satisfaction of customary closing conditions. The terms of the New Credit Facilities could materially differ from those outlined above and there can be no guarantee that the Company will enter into the New Credit Facilities or that the Company will redeem the Notes or refinance its existing credit facilities on favorable terms, or at all.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other loans or securities.

Third Quarter and Full Year Update
For the third quarter 2016, the Company currently expects U.S. GAAP operating income of $29 million. This preliminary expectation compares with the Company’s previous operating income guidance for the third quarter of 2016 of $27 million to $32 million. Positive performance in Metals & Minerals and lower Corporate spending benefited results compared to prior expectations, offsetting the impacts

Exhibit 99.1

in Rail from continued demand weakness within the North American market. Additionally, Harsco expects to have generated $60 million of free cash flow in the quarter, with each operating business contributing positive free cash flow during Q3. As a result, the Company now expects to be near the high-end of its prior guidance range for free cash flow of $65 million to $80 million for full year 2016. Adjusted operating income for the full year 2016 is still expected to be within the Company’s previous guidance range of $105 million to $120 million. Also, the Company’s net debt decreased more than $200 million in the third quarter and its net debt to adjusted EBITDA ratio at quarter-end is expected to approximate 2.2x, according to the Company's credit agreement, as compared with 2.9x at the end of the second quarter.

Harsco will provide further information on its performance in the third quarter of 2016 and its anticipated outlook for the remainder of year when it reports quarterly financial results on November 3, 2016. Details on its scheduled earnings release and conference call are as follows:

•	Earnings Release: Thursday, November 3, 2016 before NYSE market opening via public newswire distribution and the Harsco Corporation website at www.harsco.com.

•
Teleconference: Thursday, November 3, 2016 at 9:00 am ET. Internet broadcast in listen-only mode at www.harsco.com. The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Listeners are advised to dial in approximately five minutes prior to the call. Enter Conference ID number 87961546.

•	Replay: available after completion of the live call at www.harsco.com, and also by telephone through November 17, 2016 by dialing (855) 859-2056, (404) 537-3406 or (800) 585-8367.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the terms of the offering and the Notes and the use of proceeds from the offering, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those reflected in the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. There are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, those set forth in the risk factors listed from time to time in our reports filed with the SEC. The Company expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Exhibit 99.1

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame and the ability to reduce its net debt; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) implementation of environmental remediation matters; (20) risk and uncertainty associated with intangible assets; (21) the impact of a transaction, if any, resulting from the Company's determination to explore strategic options for the separation of the Harsco Metals & Minerals Segment; and (22) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Exhibit 99.1

About Harsco Corporation
Harsco Corporation is a diversified industrial company providing a range of onsite services and engineered products to the global steel, energy and railway sectors. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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Exhibit 99.1

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (unaudited)
	Three Months Ended
	September 30, 2016
	(Preliminary Results)
(In thousands)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$247,691	$24,066
Harsco Industrial	63,422	6,312
Harsco Rail	56,674	4,599
General Corporate	—	(6,401)
Consolidated Totals	$367,787	$28,576

Exhibit 99.1

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (unaudited)
Three Months Ended
September 30, 2016
(In thousands)	(Preliminary Results)
Net cash provided by operating activities	$76,173
Less maintenance capital expenditures (a)	(15,806)
Less growth capital expenditures (b)	(1,964)
Plus capital expenditures for strategic ventures (c)	17
Plus total proceeds from sales of assets (d)	2,063
Free cash flow	$60,483

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewal.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

Exhibit 99.1

HARSCO CORPORATION
NET DEBT (unaudited)

September 30, 2016
(In thousands)	(Preliminary Results)

Components of Debt:
Short-term borrowings	$5,279
Current maturities of long-term debt	20,760
Long-term debt	649,511
Total Debt	675,550

Less: Cash and cash equivalents	(79,911)

Net Debt	$595,639

Exhibit 99.1

HARSCO CORPORATION
RECONCILIATION OF OPERATING INCOME FROM CONTINUING OPERATIONS AND ADJUSTED EBITDA (unaudited)

Three Months Ended
September 30, 2016
(In thousands)	(Preliminary Results)

Net loss from continuing operations, as reported (a)	$(31,169)

Add back (Deduct):
Income tax expense	5,079
Equity in income of unconsolidated entities, net	(3,205)
Change in fair value to unit adjustment liability and loss on dilution and sale of equity method investment	44,788
Interest income	(673)
Interest expense	13,756
Depreciation and amortization	34,601
Adjusted EBITDA	$63,177

Total Revenues	$367,787

Adjusted EBITDA margin	17.2%
(a) There were no unusual items impacting Operating income from continuing operations during the three months ended September 30, 2016.

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA consists of net income (loss) from continuing operations, as adjusted to add back (i) income tax expense (benefit), (ii) interest income and interest expense, (iii) depreciation and amortization, (iv) change in fair value to unit adjustment liability and loss on the dilution and sale of equity method investment and (iv) equity in income (loss) of unconsolidated entities, net. In addition, Adjusted EBITDA adds back certain non-cash, extraordinary or non-recurring items. We believe that Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating our performance. However, this measure should be considered in addition to, rather than as substitutes for, net income (loss) from continuing operations and other information provided in accordance with GAAP. Our method of calculating adjusted EBITDA may differ from the methods used by other companies and, as a result, Adjusted EBITDA as presented may not be comparable to other similarly titled measures disclosed by other companies.

Exhibit 99.1

HARSCO CORPORATION
RECONCILIATION OF OPERATING INCOME FROM CONTINUING OPERATIONS BY SEGMENT AND ADJUSTED EBITDA BY SEGMENT (unaudited)

Three Months Ended
September 30, 2016
(In thousands)	(Preliminary Results)

Operating Income from Continuing Operations (a):
Harsco Metals & Minerals	$24,066
Harsco Industrial	6,312
Harsco Rail	4,599
Corporate	(6,401)
Operating income from continuing operations	$28,576

Depreciation and Amortization:
Harsco Metals & Minerals	$30,245
Harsco Industrial	1,827
Harsco Rail	1,441
Corporate	1,088
Depreciation and amortization	$34,601

Adjusted EBITDA:
Harsco Metals & Minerals	$54,311
Harsco Industrial	8,139
Harsco Rail	6,040
Corporate	(5,313)
Adjusted EBITDA	$63,177

Total Revenue	$367,787

Adjusted EBITDA, as % of Total Revenue	17.2%
(a) There were no unusual items impacting Operating income from continuing operations during the three months ended September 30, 2016.

Adjusted EBITDA by segment is a non-GAAP financial measure. Adjusted EBITDA by segment consists of Adjusted operating income from continuing operations by segment adjusted to add back depreciation and amortization by segment (excluding amortization of deferred financing costs). We believe Adjusted EBITDA by segment is meaningful to investors because management reviews Adjusted EBITDA by segment in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as substitutes for Operating income from continuing operations by segment and other information provided in accordance with GAAP. Our method of calculating Adjusted EBITDA by segment may differ from methods used by other companies and, as a result, Adjusted EBITDA by segment as presented may not be comparable to other similarly titled measures disclosed by other companies.